Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 18, 2009, relating to the consolidated financial statements of HF Financial Corp., which are incorporated by reference into this Registration Statement and the related prospectus.  We also consent to the reference to us under the heading “Experts” in such Registration Statement and the related prospectus.

/s/ EIDE BAILLY LLP

Sioux Falls, South Dakota
September 18, 2009